EXHIBIT 23.2


EXPERT CONSENT




The Board of Directors
Occidental Petroleum Corporation:


     We consent to the inclusion in the Occidental Petroleum Corporation (Occidental) Form 10-K for the year ended December 31, 2004, and the incorporation by reference in Occidental's registration statements (Nos. 33-14662, 33-47636, 33-59395, 33-64719, 333-49207, 33-72719, 333-78031,
333-37970, 333-55404, 33-63444, 333-82246, 33-83124, 333-96951, 333-104827 and
333-115099), of references to our name and to our letter dated February 14, 2005, relating to our review of the procedures and methods used by Occidental in its oil and gas estimation process.



                              /s/ RYDER SCOTT COMPANY, L.P.
                              RYDER SCOTT COMPANY, L.P.



Houston, Texas
February 14, 2005